                                                                     EXHIBIT 4.6




                               SHOP AT HOME, INC.


                                     Issuer,


                                       and


                         PNC BANK, NATIONAL ASSOCIATION

                                     Trustee

                              --------------------

                                    INDENTURE

                           Dated as of March __, 1998

                              ---------------------


                                   $75,000,000

                          ___ % Secured Notes Due 2005



================================================================================

                               SHOP AT HOME, INC.


               RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT
                OF 1939 AND INDENTURE DATED AS OF MARCH __, 1998



TRUST INDENTURE
  ACT SECTION                                                                   INDENTURE SECTION
ss. 310(a)(1)         ........................................................  607
       (a)(2)         ........................................................  607
       (b)            ........................................................  608
ss. 312(c)            ........................................................  701
ss. 314(a)            ........................................................  703
       (a)(4)         ........................................................  1008(a)
       (c)(1)         ........................................................  103
       (c)(2)         ........................................................  103
       (e)            ........................................................  103
ss. 315(b)            ........................................................  601
ss. 316(a)(last
       sentence)      ........................................................  101 ("Outstanding")
       (a)(1)(A)      ........................................................  502, 512
       (a)(1)(B)      ........................................................  513
       (b)            ........................................................  508
       (c)            ........................................................  105(d)
ss. 317(a)(1)         ........................................................  503
       (a)(2)         ........................................................  504
       (b)            ........................................................  1003
ss. 318(a)            ........................................................  114


--------------------

Note: This reconciliation and tie shall not for any purpose be deemed part of this Indenture.

                                TABLE OF CONTENTS



ARTICLE ONE

         DEFINITIONS AND OTHER PROVISIONSOF GENERAL APPLICATION

         SECTION 101.  Definitions ............................      1
         Acquired Indebtedness ................................      2
         Act ..................................................      2
         Affiliate ............................................      2
         Asset Sale ...........................................      3
         Attributable Debt ....................................      3
         Authority ............................................      3
         Board of Directors ...................................      3
         Board Resolution .....................................      3
         Business Day .........................................      3
         Capital Stock ........................................      3
         Capitalized Lease Obligation .........................      4
         Cash Equivalents .....................................      4
         Casualty .............................................      4
         Change of Control ....................................      4
         Closing Date .........................................      5
         Collateral ...........................................      5
         Commission ...........................................      5
         Common Stock .........................................      5
         Common Stock Offering ................................      5
         Company ..............................................      5
         Company Request" or "Company Order ...................      5
         Condemnation .........................................      5
         Condemnation Proceeds ................................      5
         Consolidated EBITDA ..................................      6
         Consolidated Interest Expense ........................      6
         Consolidated Net Income ..............................      6
         Consolidated Net Worth ...............................      7
         Corporate Trust Office ...............................      7
         corporation ..........................................      7
         Default ..............................................      7
         Defaulted Interest ...................................      7
         Depositary ...........................................      7
         Disinterested Director ...............................      7

-------------------------

Note: This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                                                  PAGE
Disqualified Stock .........................................       8
Event of Default ...........................................       8
Exchange Act ...............................................       8
Existing Indebtedness ......................................       8
Federal Bankruptcy Code ....................................       8
Generally Accepted Accounting Principles ...................       8
Global Note ................................................       8
Guarantee ..................................................       9
Guarantor ..................................................       9
Hedging Obligations ........................................       9
Holder .....................................................       9
Indebtedness ...............................................       9
Indebtedness to EBITDA Ratio ...............................      10
Indenture ..................................................      10
Indenture Obligations ......................................      10
Insurance Proceeds .........................................      10
Interest Payment Date ......................................      10
Investment .................................................      10
Lien .......................................................      11
Maturity ...................................................      11
Moody's ....................................................      11
Net Cash Proceeds ..........................................      11
Notes ......................................................      11
Obligations ................................................      11
Officers' Certificate ......................................      12
Opinion of Counsel .........................................      12
Other Broadcast Subsidiaries ...............................      12
Other Subsidiaries .........................................      12
Outstanding ................................................      12
Paying Agent ...............................................      13
Permitted Investments ......................................      13
Permitted Liens ............................................      14
Permitted Refinancing Indebtedness .........................      14
Person .....................................................      15
Physical Note ..............................................      15
Pledged Stock ..............................................      15
Pledgor ....................................................      15
Predecessor Note ...........................................      15
Preferred Stock ............................................      15

                                                                                  PAGE
Qualified Equity Interest ...................................................      16
Qualified Stock .............................................................      16
Redemption Date .............................................................      16
Redemption Price ............................................................      16
Registrar and Note Registrar ................................................      16
Regular Record Date .........................................................      16
Restricted Subsidiary .......................................................      16
Sale and Leaseback Transaction ..............................................      16
SATH Transaction ............................................................      16
Securities Act ..............................................................      16
Security and Pledge Agreement ...............................................      16
Senior Credit Facility ......................................................      16
S&P .........................................................................      17
Special Record Date .........................................................      17
Stated Maturity .............................................................      17
Subordinated Indebtedness ...................................................      17
Subsidiary ..................................................................      17
Subsidiary Guarantors .......................................................      17
Trading Day .................................................................      17
Trust Indenture Act or TIA ..................................................      17
Trustee .....................................................................      17
Unrestricted Subsidiary .....................................................      17
U.S. Government Obligations .................................................      18
Voting Stock ................................................................      18
Weighted Average Life .......................................................      18
Wholly Owned Restricted Subsidiary ..........................................      18
SECTION 102.  Incorporation by Reference of Trust Indenture Act .............      19
SECTION 103.  Compliance Certificates and Opinions ..........................      19
SECTION 104.  Form of Documents Delivered to Trustee ........................      20
SECTION 105.  Acts of Holders ...............................................      20
SECTION 106.  Notices, etc., to Trustee and Company .........................      22
SECTION 107.  Notice to Holders; Waiver .....................................      22
SECTION 108.  Effect of Headings and Table of Contents ......................      23
SECTION 109.  Successors and Assigns ........................................      23
SECTION 110.  Separability Clause ...........................................      23
SECTION 111.  Benefits of Indenture .........................................      23
SECTION 112.  Governing Law .................................................      23
SECTION 113.  Legal Holidays ................................................      23
SECTION 114.  Conflict of Any Provision of Indenture with Trust Indenture Act      24

                                                                               PAGE
         SECTION 115.  Ancillary Document ................................      24

ARTICLE TWO

         NOTE FORM

         SECTION 201.  Form Generally ....................................      24

ARTICLE THREE

         THE NOTES

         SECTION 301.  Title and Terms ...................................      25
         SECTION 302.  Denominations .....................................      26
         SECTION 303.  Execution, Authentication, Delivery and Dating ....      26
         SECTION 304.  Temporary Notes ...................................      27
         SECTION 305.  Registration, Registration of Transfer and Exchange      28
         SECTION 306.  Book-Entry Provisions for Global Notes ............      29
         SECTION 307.  Intentionally Left Blank ..........................      30
         SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes .......      30
         SECTION 309.  Payment of Interest; Interest Rights Preserved ....      31
         SECTION 310.  Persons Deemed Owners .............................      32
         SECTION 311.  Cancellation ......................................      33
         SECTION 312.  Computation of Interest ...........................      33
         SECTION 313.  CUSIP Numbers .....................................      33

ARTICLE FOUR

         SATISFACTION AND DISCHARGE

         SECTION 401.  Satisfaction and Discharge of Indenture ...........      34
         SECTION 402.  Application of Trust Money ........................      35

ARTICLE FIVE

         REMEDIES

         SECTION 501.  Events of Default .................................      35
         SECTION 502.  Acceleration of Maturity; Rescission and Annulment       37

                                                                                                                   PAGE
         SECTION 503.  Collection of Indebtedness and Suits for Enforcement by Trustee...........................   38
         SECTION 504.  Trustee May File Proofs of Claim..........................................................   39
         SECTION 505.  Trustee May Enforce Claims Without Possession of Notes....................................   40
         SECTION 506.  Application of Money Collected............................................................   40
         SECTION 507.  Limitation on Suits.......................................................................   40
         SECTION 508.  Unconditional Right of Holders to Receive Principal, Premium and Interest.................   41
         SECTION 509.  Restoration of Rights and Remedies........................................................   41
         SECTION 510.  Rights and Remedies Cumulative............................................................   41
         SECTION 511.  Delay or Omission Not Waiver..............................................................   41
         SECTION 512.  Control by Holders........................................................................   42
         SECTION 513.  Waiver of Past Defaults...................................................................   42
         SECTION 514.  Waiver of Stay or Extension Laws..........................................................   42
         SECTION 515.  Waiver of Personal Liability of Directors, Officers, Employees and
                  Stockholders...................................................................................   43
         SECTION 516.  Undertaking for Costs.....................................................................   43

ARTICLE SIX

         THE TRUSTEE

         SECTION 601.  Notice of Defaults........................................................................   43
         SECTION 602.  Certain Rights of Trustee.................................................................   44
         SECTION 603.  Trustee Not Responsible for Recitals or Issuance of Notes.................................   45
         SECTION 604.  May Hold Notes............................................................................   46
         SECTION 605.  Money Held in Trust.......................................................................   46
         SECTION 606.  Compensation and Reimbursement............................................................   46
         SECTION 607.  Corporate Trustee Required; Eligibility...................................................   47
         SECTION 608.  Resignation and Removal; Appointment of Successor.........................................   47
         SECTION 609.  Acceptance of Appointment by Successor....................................................   49
         SECTION 610.  Merger, Conversion, Consolidation or Succession to Business...............................   49

ARTICLE SEVEN

         HOLDERS LISTS AND REPORTS BY TRUSTEE AND
         COMPANY

         SECTION 701.  Disclosure of Names and Addresses of Holders..............................................   50

                                                                                          PAGE
         SECTION 702.  Reports by Trustee...............................................   50
         SECTION 703.  Reports by Company...............................................   50

ARTICLE EIGHT

         CONSOLIDATION, MERGER, CONVEYANCE,
         TRANSFER OR LEASE

         SECTION 801.  Company May Consolidate, etc., Only on Certain Terms.............   51
         SECTION 802.  Successor Substituted............................................   53
         SECTION 803.  Notes to Be Secured in Certain Events............................   53
         SECTION 804.  Merger or Consolidation of Subsidiary Guarantors.................   53

ARTICLE NINE

         SUPPLEMENTS AND AMENDMENTS TO INDENTURE
         AND SECURITY AND PLEDGE AGREEMENT

         SECTION 901.  Without Consent of Holders.......................................   54
         SECTION 902.  With Consent of Holders..........................................   55
         SECTION 903.  Execution of Supplemental Indentures.............................   56
         SECTION 904.  Effect of Supplemental Indentures................................   56
         SECTION 905.  Conformity with Trust Indenture Act..............................   56
         SECTION 906.  Reference in Notes to Supplemental Indentures....................   56
         SECTION 907.  Notice of Supplemental Indentures................................   57

ARTICLE TEN

         COVENANTS

         SECTION 1001.  Payment of Principal, Premium, if any, and Interest.............   57
         SECTION 1002.  Maintenance of Office or Agency.................................   57
         SECTION 1003.  Money for Note Payments to Be Held in Trust.....................   58
         SECTION 1004.  Corporate Existence.............................................   59
         SECTION 1005.  Payment of Taxes and Other Claims...............................   59
         SECTION 1006.  Maintenance of Properties.......................................   60
         SECTION 1007.  Insurance.......................................................   60
         SECTION 1008.  Statement by Officers As to Default.............................   60
         SECTION 1009.  Intentionally Left Blank........................................   61

                                                                                                                  PAGE
         SECTION 1010.  Limitation on Incurrence of Indebtedness and Issuance of
                  Preferred Stock................................................................................  61
         SECTION 1011.  Limitation on Restricted Payments........................................................  63
         SECTION 1012.  Limitation on Issuances and Sales of Capital Stock of  Restricted
                  Subsidiaries...................................................................................  66
         SECTION 1013.  Limitation on Transactions with Affiliates...............................................  66
         SECTION 1014.  Limitation on Liens......................................................................  67
         SECTION 1015.  Purchase of Notes upon a Change of Control...............................................  68
         SECTION 1016.  Limitation on Certain Asset Sales........................................................  69
         SECTION 1017.  Unrestricted Subsidiaries................................................................  72
         SECTION 1018.  Limitation on Dividends and Other Payment Restrictions Affecting
                  Restricted Subsidiaries........................................................................  73
         SECTION 1019.  Waiver of Certain Covenants..............................................................  74
         SECTION 1020.  Payment for Consent......................................................................  74
         SECTION 1021.  Limitation on Guarantees of Indebtedness by Restricted Subsidiaries......................  74
         SECTION 1022.  Reports..................................................................................  75
         SECTION 1023.  SAH Acquisition II.......................................................................  75
         SECTION 1024.  Line of Business.........................................................................  76
         SECTION 1025.  Limitation on Sale and Leaseback Transactions............................................  76

ARTICLE ELEVEN

         REDEMPTION OF NOTES

         SECTION 1101.  Right of Redemption......................................................................  76
         SECTION 1102.  Applicability of Article.................................................................  76
         SECTION 1103.  Election to Redeem; Notice to Trustee....................................................  77
         SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.............................................  77
         SECTION 1105.  Notice of Redemption.....................................................................  77
         SECTION 1106.  Deposit of Redemption Price..............................................................  78
         SECTION 1107.  Notes Payable on Redemption Date.........................................................  78
         SECTION 1108.  Notes Redeemed in Part...................................................................  79

                                                                                                                PAGE
ARTICLE TWELVE

         LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 1201.  Company Option to Effect Legal Defeasance or Covenant Defeasance ......................  79
         SECTION 1202.  Legal Defeasance and Discharge.........................................................  79
         SECTION 1203.  Covenant Defeasance....................................................................  80
         SECTION 1204.  Conditions to Legal Defeasance or Covenant Defeasance..................................  80
         SECTION 1205.  Deposited Money and U.S. Government Obligations to Be Held in
                  Trust; Other Miscellaneous Provisions........................................................  82
         SECTION 1206.  Reinstatement..........................................................................  82

ARTICLE THIRTEEN

         SECURITY

         SECTION 1301.  Security and Pledge Agreement..........................................................  83
         SECTION 1302.  Recording, etc.........................................................................  84
         SECTION 1303.  Intentionally Left Blank...............................................................  84
         SECTION 1304.  Certificates of the Company............................................................  84
         SECTION 1305.  Suits to Protect the Collateral........................................................  84
                  SECTION 1306.  Authorization of Receipt of Funds by the Trustee Under
                  the Security and Pledge Agreement............................................................  85
         SECTION 1307.  Additional Pledges.....................................................................  85


         ARTICLE FOURTEEN

         SUBSIDIARY GUARANTEES

         SECTION 1401.  Subsidiary Guarantees..................................................................  85
         SECTION 1402.  Execution and Delivery of Subsidiary Guarantee.........................................  86


                                    EXHIBITS


Exhibit A -       Form of Note................................................................................. A-1

                                                                            PAGE

                  INDENTURE, dated as of March __, 1998 between Shop at Home, Inc., a Tennessee corporation (herein called the "Company"), the Subsidiary Guarantors (as defined below) party hereto, and PNC Bank, National Association, a national banking association duly organized and existing under the laws of the United States of America, trustee (herein called the "Trustee").


                             RECITALS OF THE COMPANY

                  The Company has duly authorized the creation of and issue of ___% Secured Notes Due 2005 (herein called the "Notes") and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

                  Upon the issuance of the Notes this Indenture will be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  All things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company and to make this Indenture a valid agreement of the Company, each in accordance with their respective terms and to secure the Notes in accordance with the Security and Pledge Agreement (as defined herein).

                  NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                  For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:


                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 101.  Definitions.

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

                  (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  Certain terms, used principally in Articles Two, Eight, Ten and Twelve, are defined in those Articles.

                  "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person is merged with or into the Company or becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 105.

                  "Adminstrative Office" of the Trustee means the office of the Trustee at 1600 Market Street, 30th Floor, Philadelphia, PA 19103, Attention:
Corporate Trust Department.

                  "Affiliate" means, with respect to any specified Person, (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any other Person that owns, directly or indirectly, 10% or more of such specified Person's Capital Stock or any executive officer or director of any such specified Person or other Person or, with respect to any natural Person, any Person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets (including, without limitation, by way of merger, consolidation or similar arrangement) (collectively, a "transfer") by the Company or any Restricted Subsidiary other than in the ordinary course of business and (ii) the issue or sale by the Company or any of its Restricted Subsidiaries of Shares of Capital Stock of any of the Company's Restricted Subsidiaries (which shall be deemed to include the sale, grant or conveyance of any interest in the income, profits or proceeds therefrom), in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (x) that have a fair market value in excess of $1.0 million or (y) for Net Cash Proceeds in excess of $1.0 million. For the purposes of this definition, the term "Asset Sale" does not include any transfer of properties or assets (i) that is governed by the provisions of Article 8 of this Indenture,
(ii) between or among the Company and its Restricted Subsidiaries pursuant to transactions that do not violate any other provision of the Indenture, (iii) representing obsolete or permanently retired equipment and facilities or transfers or other dispositions of assets in which the Company or a Subsidiary Guarantor receives assets that (A) are used or useful in a Permitted Line of Business and (B) have a value equal to the value of the assets so transferred or disposed of.

                  "Attributable Debt" means, in respect of a Sale and Leaseback Transaction, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

                  "Authority" means any federal, state, municipal or local government or quasi-governmental agency or authority.

                  "Board of Directors" means either the board of directors of the Company or any duly authorized committee of either such board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or Pittsburgh, Pennsylvania are authorized or obligated by law or executive order to close.

                  "Capital Stock" of any Person means any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's equity interest (however designated), whether now outstanding or issued after the Closing Date.

                  "Capitalized Lease Obligation" means, with respect to any Person, an obligation incurred or assumed under or in connection with any capital lease of real or personal property that, in accordance with GAAP, has been recorded as a capitalized lease.

                  "Cash Equivalents" means (i) cash equivalents as determined in accordance with GAAP and (ii) the principal amount of any Indebtedness for money borrowed (as reflected in the Company's consolidated balance sheet) of the Company or any Restricted Subsidiary that (x) is assumed by the transferee of any such assets or other property in an Asset Sale or Collateral Sale, as applicable, or (y) with respect to the sale or other disposition of all of the Capital Stock of any Restricted Subsidiary, remains the liability of such Subsidiary subsequent to such sale or other disposition, but only to the extent that such assumption, sale or other disposition, as the case may be, is effected on a basis under which there is no further recourse to the Company or any of its Restricted Subsidiaries with respect to such liability.

                  "Casualty" with respect to any Collateral, means loss of, damage to or destruction of all or any part of such Collateral.

                  "Change of Control", means the occurrence of any of the following events:

                  (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of all classes of Voting Stock of the Company;

                  (b) the Company, either individually or in conjunction with one or more Subsidiaries, sells, assigns, conveys, transfers, leases or otherwise disposes of, or the Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of the properties of the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than the Company or a Restricted Subsidiary);

                  (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or

                  (d) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution, other than in a transaction that complies with the provisions described under Article Eight.

                  "Closing Date" means the date on which the Notes are originally issued under this Indenture.

                  "Collateral" means (i) the Pledged Stock and (ii) any other current or future assets of the Company or its Subsidiaries defined as "Collateral" in the Security and Pledge Agreement.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's Common Stock, whether now outstanding or issued after the date of this Indenture, and includes, without limitation, all series and classes of such Common Stock.

                  "Common Stock Offering" means the public offering of Common Stock of the Company scheduled to close on the Closing Date.

                  "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                  "Condemnation" means any taking of the Collateral or any part thereof, in or by condemnation, expropriation or similar proceedings, eminent domain proceedings, seizure or forfeiture, pursuant to any law, general or special, or by reason of the temporary requisition of the use or occupancy of the Collateral, or any part thereof, by any Authority.

                  "Condemnation Proceeds" means any awards, proceeds, payment or other compensation arising out of a Condemnation.

                  "Consolidated EBITDA" means, for any period, the sum of, without duplication, Consolidated Net Income for such period, plus (or, in the case of clause (d) below, plus or minus) the following items to the extent included in computing Consolidated Net Income for such period (a) Consolidated Interest Expense for such period, plus (b) the provision for federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries for such period, plus (c) the aggregate depreciation and amortization expense of the Company and its Restricted Subsidiaries for such period, plus (d) any other non-cash charges for such period, and minus non-cash credits for such period, other than non-cash charges or credits resulting from changes in prepaid assets or accrued liabilities in the ordinary course of business; provided that fixed charges, income tax expense, depreciation and amortization expense and non-cash charges and credits of a Restricted Subsidiary will be included in Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income for such period.

                  "Consolidated Interest Expense" means, for any period, without duplication, the sum of (a) the amount that, in conformity with GAAP, would be set forth opposite the caption "interest expense" (or any like caption) on a consolidated statement of operations of the Company and its Restricted Subsidiaries for such period, including, without limitation, (i) amortization of debt discount, (ii) the net cost of interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) amortization of debt issuance costs, and (v) the interest component of Capitalized Lease Obligations, plus (b) cash dividends paid on Preferred Stock and Disqualified Stock by the Company and any Restricted Subsidiary (to any Person other than the Company and its Restricted Subsidiaries), computed on a tax effected basis, plus (c) all interest on any Indebtedness of any Person guaranteed by the Company or any of its Restricted Subsidiaries or secured by a lien on the assets of the Company or any of its Restricted Subsidiaries; provided, however, that Consolidated Interest Expense will not include (i) any gain or loss from extinguishment of debt, including the write-off of debt issuance costs, and (ii) the Consolidated Interest Expense of a Restricted Subsidiary to the extent (and in the same proportion) that the net income of such Subsidiary was excluded in calculating Consolidated Net Income pursuant to clause (e) of the definition thereof for such period.

                  "Consolidated Net Income" means, for any period, the net income (or net loss) of the Company and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, adjusted to the extent included in calculating such net income or loss by excluding (a) any net after-tax extraordinary gains or losses (less all fees and expenses relating thereto), (b) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to Asset Sales, (c) the portion of net income (or loss) of any Person (other than the Company or a Restricted Subsidiary), including Unrestricted Subsidiaries, in which the Company or any Restricted Subsidiary has an ownership interest, except to the extent of the amount of dividends or other distributions actually paid to the

Company or any Restricted Subsidiary in cash during such period, (d) the net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination and (e) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is at the date of determination restricted, directly or indirectly, except to the extent that such net income is actually paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise.

                  "Consolidated Net Worth" means, at any date of determination, stockholders' equity of the Company and its Restricted Subsidiaries as set forth on the most recently available quarterly or annual consolidated balance sheet of the Company and its Restricted Subsidiaries, less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of the Company or any of its Restricted Subsidiaries and less to the extent included in calculating such stockholders' equity of the Company and its Restricted Subsidiaries, the stockholders' equity attributable to Unrestricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at PNC Bank Corporate Trust Operations, 249 Fifth Avenue, Pittsburgh, PA 15222.

                  "corporation" includes corporations, associations, companies and business trusts.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Defaulted Interest" has the meaning specified in Section 309.

                  "Depositary" means The Depository Trust Company, its nominees and successors.

                  "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which the Board of Directors is required to deliver a resolution of the Board of Directors, to make a finding or otherwise take action under this Indenture, a member of the Board of Directors who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

                  "Disqualified Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise (i) is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes, (ii) is redeemable at the option of the holder thereof, at any time prior to such final Stated Maturity or (iii) at the option of the holder thereof is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions therein giving holders thereof the right to cause the issuer thereof to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes will not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the covenants described under Sections 1009, 1015 and 1016 and such Capital Stock specifically provides that the issuer will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the provisions contained in the covenants described under Sections 1009, 1015 and 1016.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Existing Indebtedness" means the Indebtedness of the Company and its Restricted Subsidiaries (other than the Notes, the Subsidiary Guarantees or Indebtedness under a Senior Credit Facility) outstanding on the date of the Indenture and listed on a schedule to the Indenture.

                  "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as applied from time to time by the Company in the preparation of its consolidated financial statements, except that with respect to calculating compliance with financial covenants, GAAP shall mean generally accepted accounting principles in the United States, consistently applied, that are in effect on the Closing Date.

                  "Global Note" has the meaning specified in Section 201.

                  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

                  "Guarantor" means any Restricted Subsidiary of the Company that issues a guarantee of the Notes pursuant to the provisions of Section 1021.

                  "Hedging Obligations" means, with respect to any Person, the obligations of such Person entered into in the ordinary course of business under
(i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in interest rates, and (ii) forward exchange agreements, currency swap, currency option and other similar financial agreements or arrangements designed to protect such Person against, or manage the exposure of such Person to, fluctuations in foreign currency exchange rates.

                  "Holder" means a Person in whose name a Note is registered in the Register.

                  "Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (a) every obligation of such Person for money borrowed, (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services,
(e) the attributable value of every Capitalized Lease Obligation of such Person,
(f) all Disqualified Stock of such Person valued at its maximum fixed repurchase price, plus accrued and unpaid dividends, (g) all obligations of such Person under or in respect of Hedging Obligations and (h) every obligation of the type referred to in clauses (a) through (g) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed. For purposes of this definition, the "maximum fixed repurchase price" of any Disqualified Stock that does not have a fixed repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness is required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value will be determined in good faith by the board of directors of the issuer of such Disqualified Stock. Notwithstanding the foregoing, trade accounts payable and accrued liabilities arising in the ordinary course of business and any liability for federal, state or local taxes or other taxes owed by such Person will not be considered Indebtedness for purposes of this definition.

                  "Indebtedness to EBITDA Ratio" means, with respect to any date, the ratio of (a) the aggregate principal amount of all outstanding Indebtedness of the Company and its Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all outstanding Disqualified Stock of the Company and its Subsidiaries as of such date (excluding any such Disqualified Stock held by the Company of a Wholly Owned Subsidiary), to (b) Consolidated EBITDA for the four most recent full fiscal quarters ending immediately prior to such date for which financial statements have been made publicly available (but in no event ending more than 135 days prior to the date of determination), determined on a pro forma basis after giving effect to each acquisition or disposition of assets made by the Company and its Subsidiaries, outside of the ordinary course of business, from the beginning of such four-quarter period through such date as if such acquisition or disposition had occurred at the beginning of such four-quarter period.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Indenture Obligations" means the obligations of the Company and any other obligor hereunder or under the Notes to pay principal of (and premium, if any) and interest on the Notes when due and payable at maturity, and all other amounts due or to become due under or in connection with this Indenture, the Notes and the performance of all other obligations to the Trustee (including all amounts due to the Trustee under Section 606 hereof) and the Holders under this Indenture and the Notes, according to the terms hereof and thereof.

                  "Insurance Proceeds" mean any payment, proceeds or other amounts received at any time under any insurance policy as compensation in respect of a Casualty, provided that business interruption insurance proceeds shall not constitute Insurance Proceeds.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

                  "Investment" in any Person means, (i) directly or indirectly, any advance, loan or other extension of credit (including, without limitation, by way of guarantee or similar arrangement) or capital contribution to such Person, the purchase or other acquisition of any stock, bonds, notes, debentures or other securities issued by such Person, the acquisition (by purchase or otherwise) of all or substantially all of the business or assets of such Person, or the making of any investment in such Person, (ii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary and (iii) the fair market value of the Capital Stock (or any other Investment), held by the Company or any of its Restricted Subsidiaries, of (or in) any Person that has ceased to be a Restricted Subsidiary. Investments exclude (i) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices and (ii) acquisitions of assets, equity interests or other securities of other Persons in exchange for consideration consisting solely of Common Stock of the Company.

                  "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property that such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

                  "Maturity", when used with respect to any Note, means the date on which the principal of such Note or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or cash equivalents, including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed for, cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of (a) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel and investment banks) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) payments made to retire Indebtedness where such Indebtedness is secured by the assets that are the subject of such Asset Sale,
(d) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets that are subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the seller after such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

                  "Notes" has the meaning stated in the first recital of this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

                  "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company, and who shall be reasonably acceptable to the Trustee.

                  "Other Broadcast Subsidiaries" means MFP, Inc., the owner and operator of WMFP(TV) in Boston, and Urban Broadcasting Systems, Inc., the owner and operator of KZJL(TV) in Houston.

                  "Other Subsidiaries" means any Subsidiary of the Company other than SAH Acquisition II.

                  "Outstanding", when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

                  (a) Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (c) Notes, except to the extent provided in Sections 1202 and 1203, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Twelve; and

                  (d) Notes which have been paid pursuant to Section 308 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee actually knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

                  "Paying Agent" means PNC Bank, National Association and any successor (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any) or interest on any Notes on behalf of the Company.

                  "Permitted Investments" means any of the following:

                  (a) Investments in (i) securities with a maturity of one year or less issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof); (ii) U.S. dollar denominated (or fully hedged foreign currency) time deposits, certificates of deposit, Eurodollar time deposits or Eurodollar certificates of deposit or acceptances with a maturity of one year or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus of not less than $500,000,000 or any bank (an "Approved Lender") whose short term commercial paper rating from Standard & Poor's Ratings Group is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. is at least P-1 or the equivalent thereof; (iii) any shares of money market mutual or similar funds (including funds for which the Trustee or an affiliate provides advisory or other services) having assets in excess of $500,000,000 which are invested in instruments of the kind described in clauses (i),
         (ii) and (iv) hereof; and (iv) commercial paper with a maturity of one year or less issued by an Approved Lender that not an Affiliate of the Company and is organized under the laws of any state of the United States or the District of Columbia and having a rating (A) from Moody's Investors Service, Inc. of at least P-2 or (B) from Standard & Poor's Ratings Group of at least A-2;

                  (b) Investments by the Company or any Wholly Owned Restricted Subsidiary in another Person, if as a result of such Investment (i) such other Person becomes a Restricted Subsidiary that is a Subsidiary Guarantor or (ii) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or a Restricted Subsidiary that is a Subsidiary Guarantor;

                  (c) Investments by the Company or a Restricted Subsidiary in the Company or a Restricted Subsidiary;

                  (d) Investments in existence on the Closing Date; and

                  (e) promissory notes or other evidence of Indebtedness received as a result of Asset Sales permitted under Section 1016.

                  "Permitted Liens" means (i) Liens on the Capital Stock of the Other Broadcast Subsidiaries and the accounts receivable, inventory and general intangibles of the Company (excluding any Collateral for the Notes) securing Indebtedness under a Senior Credit Facility in principal amount not to exceed $20.0 million at any one time outstanding; (ii) Liens on any property or assets of a Restricted Subsidiary granted in favor of the Company or a Wholly-Owned Restricted Subsidiary; (iii) Liens securing the Notes or any Subsidiary Guarantee; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other assets; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (vii) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Disqualified Stock" covering only the assets acquired with such Indebtedness;
(viii) Liens existing on the date of this Indenture; and (ix) any extension, renewal or replacement, in whole or in part, of any Lien described in the foregoing clauses (i), (iv) and (v), provided that any such extension, renewal or replacement is no more restrictive in any material respect than the Lien so extended, renewed or replaced and does not extend to any additional property or assets.

                  "Permitted Line of Business" means the businesses of: (i) the selling of goods and merchandise by electronic media, including television broadcasting, use of the internet and by telephone, (ii) the operation of commercial broadcast television stations and the sale of broadcast time thereon;
(iii) the selling of goods and merchandise by means of printed media, such as magazines and catalogues; (iv) the manufacture, production and sale of sports trading cards; and (v) the private branding or contract manufacture of products sold by the Company by means of any of the foregoing.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the

Company or any of its Restricted Subsidiaries; provided that: (i) the principal amount (or accredit value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accredit value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded plus the lesser of the amount of any premium required to be paid in connection with such refinancings pursuant to the terms of such indebtedness or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Restricted Subsidiary of the Company that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust unincorporated organization or government or any agency or political subdivision thereof.

                  "Physical Note" has the meaning specified in Section 201.

                  "Pledged Stock" means the Capital Stock that is, at any time and from time to time, pledged to the Trustee pursuant to the Security and Pledge Agreement.

                  "Pledgor" means the Company and any Subsidiary that is a "Pledgor" under the Security and Pledge Agreement.

                  "Predecessor Note" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 308 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the Closing Date, and including, without limitation, all classes and series of preferred or preference stock of such Person.

                  "Qualified Equity Interest" means any Qualified Stock and all warrants, options or other rights to acquire Qualified Stock (but excluding any debt security that is convertible into or exchangeable for Capital Stock).

                  "Qualified Stock" of any Person means any and all Capital Stock of such Person, other than Disqualified Stock.

                  "Redemption Date", when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

                  "Registrar" and "Note Registrar" have the meaning specified in
Section 305.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the ______ or ______ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

                  "Sale and Leaseback Transaction" means any transaction or series of related transactions pursuant to which a person sells or transfers any property or asset in connection with the leasing, or the resale against installment payments, of such property or asset to the seller or transferor.

                  "SATH Transaction" means the acquisiton of the Company's new headquarters facility in exchange for payments to Partner-SATH, L.L.C. or members thereof in an amount not to exceed $6.5 million.

                  "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations thereunder.

                  "Security and Pledge Agreement" means the agreement, dated the Closing Date, among the Company, certain Subsidiary Guarantors and the Trustee, relating to the Collateral.

                  "Senior Credit Facility" means any senior credit facility of the Company or any Restricted Subsidiary with one or more banks or other commercial financial institutions, and any amendments, renewals, replacements or modifications thereof.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, and its successors.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 309.

                  "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness or any installment of interest thereon is due and payable.

                  "Subordinated Indebtedness" means Indebtedness of the Company or a Subsidiary Guarantor that is subordinated in right of payment to the Notes or the Subsidiary Guarantees issued by such Subsidiary Guarantor, as the case may be.

                  "Subsidiary" means any Person if Voting Stock representing a majority of the voting power of the Voting Stock of such Person is at the time owned, directly or indirectly, by the Company and/or one or more other Subsidiaries of the Company.

                  "Subsidiary Guarantors" means, collectively, all Restricted Subsidiaries that are incorporated in the United States or a State thereof or the District of Columbia; provided that any Person that becomes an Unrestricted Subsidiary in compliance with the "Restricted Payments" covenant shall not be included in "Subsidiary Guarantors" after becoming an Unrestricted Subsidiary.

                  "Trading Day" means a day during which trading in securities generally occurs on the principal national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the Nasdaq Stock Market or, if the applicable security is not quoted on the Nasdaq Stock Market, on the principal other market on which the applicable security is then traded.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "Unrestricted Subsidiary" means (a) any Subsidiary that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with Section 1017 and (b) any Subsidiary of an Unrestricted Subsidiary.

                  "U.S. Government Obligations" means (i) securities that are
(a) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof; and (ii) depositary receipts issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (i) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal or interest on any U.S. Government Obligation which is so specified and held, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest of the U.S. Government Obligation evidenced by such depositary receipt.

                  "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes has, or might have, voting power by reason of the happening of any contingency).

                  "Weighted Average Life" means, as of the date of determination with respect to any Indebtedness or Disqualified Stock, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal or liquidation value payment of such Indebtedness or Disqualified Stock, respectively, multiplied by (ii) the amount of each such principal or liquidation value payment by (b) the sum of all such principal or liquidation value payments.

                  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares or shares of foreign Restricted Subsidiaries required to be owned by foreign nationals pursuant to applicable law) of which are owned, directly or indirectly, by the Company.

                  SECTION 102. Incorporation by Reference of Trust Indenture
Act.

                  Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture. The following Trust Indenture Act terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company or any other obligor on the Notes.

                  All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by reference in the Trust Indenture Act to another statute or defined by a rule of the Commission and not otherwise defined herein shall have the meanings assigned to them therein.

                  SECTION 103.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture or the Security and Pledge Agreement, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture or the Security and Pledge Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008(a)) shall include:

                  (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 104.  Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 105.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

                  (d) If the Company shall solicit from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

                  SECTION 106.  Notices, etc., to Trustee and Company.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (a) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Administration Office, or

                  (b) the Company by the Trustee or any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at 3100 West End Avenue, Suite 880, Nashville, Tennessee 37203, Attention: George J. Phillips, or at any other address previously furnished in writing to the Trustee by the Company.

                  SECTION 107.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  SECTION 108.  Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 109.  Successors and Assigns.

                  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 110.  Separability Clause.

                  In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 111.  Benefits of Indenture.

                  Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors hereunder, the Holders any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 112.  Governing Law.

                  This Indenture and the Notes shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles thereof. Upon the issuance of the Notes, this Indenture shall be subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 113.  Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity with respect to any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of principal (or premium, if any) or interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to
Section 309, Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, date established for payment of Defaulted Interest pursuant to Section 309, Stated Maturity or Maturity, Change in Control Purchase Date or Asset Sale Purchase Date, as the case may be, to the next succeeding Business Day.

                  SECTION 114. Conflict of Any Provision of Indenture with Trust Indenture Act.

                  If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Sections 310 to 318, inclusive, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Trust Indenture Act Sections, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                  SECTION 115. Ancillary Document.

                  The Trustee is hereby authorized and directed to execute and deliver the Security and Pledge Agreement and to perform the duties and obligations of the Trustee thereunder.


                                   ARTICLE TWO

                                    NOTE FORM

                  SECTION 201. Form Generally.

                  The Notes and the Trustee's certificate of authentication shall be in substantially the form annexed hereto as Exhibit A. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have letters, notations or other marks of identification and such notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note. The Company shall approve the form of the Notes and any notation, legend or endorsement on the Notes. Each Note shall be dated the date of its authentication.

                  The definitive Notes shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Notes, as evidenced by their execution of such Notes.

                  The terms and provisions contained in the form of the Notes annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  The Notes shall be issued initially in the form of a permanent global Note substantially in the form set forth in Exhibit A (the "Global Note") deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided. Notes issued pursuant to Section 306 in exchange for or upon transfer of interests in the Global Note shall be in the form of permanent certificated Notes in registered form substantially in the form set forth in Exhibit A (the "Physical Notes").


                                  ARTICLE THREE

                                    THE NOTES

                  SECTION 301.  Title and Terms.

                  The aggregate principal amount at maturity of Notes which may be authenticated and delivered under this Indenture is limited to $75,000,000, except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 307, 308, 906, 1015, 1016 or 1108.

                  The Notes shall be known and designated as the "___% Secured Notes Due 2005" of the Company. Their Stated Maturity shall be ________, 2005. Cash interest on the Notes will accrue at a rate of __% per annum from the date of issuance or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on ______ and ______ in each year, commencing _______, 1998, until the principal thereof is paid or duly provided for.

                  The principal of (and premium, if any), and interest on the Notes shall be payable at the Trustee's Corporate Trust Office, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes, (which initially shall be the office of the Trustee's Drop Agent, The Depositary Trust Company, 55 Water Street, Jeannette Park Entrance, New York, New York 10041 or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register.

                  The Notes shall be redeemable as provided in Article Eleven.

                  SECTION 302.  Denominations.

                  The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Notes shall be executed on behalf of the Company by its Chairman, its President or a Vice President. The signature of any of the aforementioned officers on the Notes may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Notes.

                  Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of Notes contained herein have been fully complied with, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes. In each case, the Trustee shall be entitled to receive an Officers' Certificate and an Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Notes. Such order shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.

                  Each Note shall be dated the date of its authentication.

                  No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for in Exhibit A duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Notes surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Notes as specified in such request for the purpose of such exchange. If Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Notes at the time Outstanding for Notes authenticated and delivered in such new name.

                  SECTION 304.  Temporary Notes.

                  Pending the preparation of definitive Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Notes may determine, as conclusively evidenced by their execution of such Notes.

                  If temporary Notes are issued, the Company will cause definitive Notes to be prepared without unreasonable delay. After the preparation of definitive Notes, the temporary Notes shall be exchangeable for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Notes of authorized denominations. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

                  SECTION 305. Registration, Registration of Transfer and Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. The Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Registrar" or "Note Registrar") for the purpose of registering Notes and transfers of Notes as herein provided.

                  Upon surrender for registration of transfer of any Note at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination or denominations of a like aggregate principal amount.

                  At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes which the Holder making the exchange is entitled to receive.

                  All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such registration of transfer or exchange.

                  Every Note presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment in certain circumstances of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges pursuant to Section 304, 906, 1015, 1016 or 1108 not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes under
Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  SECTION 306.  Book-Entry Provisions for Global Notes.

                  (a) Each Global Note initially shall (i) be registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder") and (ii) be deposited with, or on behalf of, the Depositary or with the Trustee, as custodian for such Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

                  (b) Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Note, if: (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or the Depositary ceases to be a "Clearing Agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days or (y) an Event of Default has occurred and is continuing and Holders of more than 25% in aggregate principal amount of the Notes at the time Outstanding represented by the Global Notes advise the Trustee through the Depositary in writing that the continuation of a book-entry system through the Depositary with respect to the Global Notes is no longer required.

                  (c) In connection with any transfer pursuant to paragraph (b) of this Section of a beneficial interest in any Global Note to a beneficial owner who is required or permitted to hold a Physical Note, the Note Registrar shall reflect on its books and records the date and a decrease in the principal amount at maturity of the applicable Global Note in an amount equal to the principal amount at maturity of the beneficial interest in such Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and amount.

                  (d) In connection with the transfer of the entire Global Note to beneficial owners pursuant to paragraph (b) of this Section, the Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in the Global Note an equal aggregate principal amount at maturity of Physical Notes of authorized denominations.

                  (e) The registered Global Notes Holder may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

                  (f) Beneficial owners of interests in a Global Note may receive Physical Notes in accordance with the procedures of the Depositary. In connection with the execution, authentication and delivery of such Physical Notes, the Registrar shall reflect on its books and records a decrease in the principal amount at maturity of the Global Note equal to the principal amount at maturity of such Physical Notes and the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes having an equal aggregate principal amount at maturity.

                  SECTION 307.  Intentionally Left Blank.

                  SECTION 308.  Mutilated, Destroyed, Lost and Stolen Notes.

                  If (i) any mutilated Note is surrendered to the Trustee or the Registrar, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

                  Upon the issuance of any new Note under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

                  SECTION 309.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest at the Corporate Trust Office or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto pursuant to Section 310 as such address appears in the Register; provided that all payments with respect to the Notes the Holders of which have given written wire transfer instructions to the Trustee (or other Paying Agent) by the Regular Record Date shall be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

                  Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Notes (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause (a) or (b) below:

                  (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 107, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

                  (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

                  SECTION 310.  Persons Deemed Owners.

                  Prior to the due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and (subject to Sections 305 and 309) interest on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 311.  Cancellation.

                  All Notes surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Notes previously authenticated hereunder which the Company has not issued and sold, and all Notes so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Notes, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures unless by Company Order the Company shall direct that cancelled Notes be returned to it.

                  SECTION 312.  Computation of Interest.

                  Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 313.  CUSIP Numbers.

                  The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by an defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.  Satisfaction and Discharge of Indenture.

                  Upon the request of the Company, this Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for herein or pursuant hereto) and the Trustee, at the expense of the Company, will execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (a) either (i) all the Notes theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Notes that have been replaced or paid and Notes that have been subject to defeasance under Article Twelve) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for the purpose in an amount sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Notes to the date of such deposit (in the case of Notes that have become due and payable) or to the Stated Maturity or redemption date, as the case may be;

                  (b) the Company has paid or caused to be paid all sums payable under this Indenture by the Company; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided herein relating to the satisfaction and discharge of this Indenture have been complied with.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

                  SECTION 402.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

                  (2) default in the payment of the principal of (or premium, if any, on) any Note when due;

                  (3) failure to perform or comply with Sections 801, 1010, 1011, 1012, 1015 or 1016, in each case within the time periods specified in this Indenture;

                  (4) default in the performance, or breach, of any covenant or agreement of the Company, a Pledgor or any Restricted Subsidiary contained in this Indenture or the Security and Pledge Agreement (other than a default in the performance, or breach, of a covenant or agreement that is specifically dealt with elsewhere herein), and continuance of such default or breach for a period of 30 days after written notice has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;

                  (5) (i) an event of default has occurred under any mortgage, bond, indenture, loan agreement or other document evidencing an issue of Indebtedness of the Company or any Restricted Subsidiary, which issue individually or in the aggregate has an aggregate outstanding principal amount of not less than $5,000,000 ("Specified Indebtedness"), and such default has resulted in such Specified Indebtedness becoming, whether by declaration or otherwise, due and payable prior to the date on which it would otherwise become due and payable or (ii) a default in any payment when due at final maturity of any such Specified Indebtedness;

                  (6) failure by the Company or any of its Restricted Subsidiaries to pay one or more final judgments the uninsured portion of which exceeds in the aggregate $5,000,000, which judgment or judgments are not paid, discharged or stayed for a period of 60 days;

                  (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any Restricted Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustments or composition of or in respect of the Company or any Significant Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days;

                  (8) the institution by the Company or any Significant Subsidiary of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due;

                  (9) the Security and Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms, other than in accordance with its terms, or the Company denies or disaffirms its obligations under the Security and Pledge Agreement or the obligations under the Security and Pledge Agreement cease to be secured by a perfected first priority security interest in that portion of the Collateral purported to be pledged as a first priority pledge under the Security and Pledge Agreement and a perfected second priority security interest in that portion of the

         Collateral purported to be pledged as a second priority pledge under the Security and Pledge Agreement (other than in accordance with its terms); or

                  (10) any Subsidiary Guarantee ceases to be in full force and effect or is declared null and void or any Subsidiary Guarantor denies that it has any further liability under any Subsidiary Guarantee, or gives notice to such effect (other than by reason of the release of any such Subsidiary Guarantee in accordance with the Indenture).

                  SECTION 502. Acceleration of Maturity; Rescission and
Annulment.

                  If an Event of Default (other than as specified in Section 501(7) or 501(8)) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such Holders will, declare the Default Amount of and accrued and unpaid interest on, all of the outstanding Notes immediately due and payable and, upon any such declaration, such amounts will become due and payable immediately.

                  If an Event of Default specified in Section 501(7) or 501(8) occurs and is continuing, then the Default Amount of, and accrued and unpaid interest on, all of the outstanding Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

                  At any time after a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all Notes, (B) all unpaid principal of (and premium, if any, on) any outstanding Notes that has become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, (C) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Notes and (D) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and (ii) all Events of Default, other than the non-payment of the Default Amount (or premium, if any, on) or interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Notes because an Event of Default specified in Section 501(5) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such discharge or rescission, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Notes, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if

                  (a) default is made in the payment of any installment of interest on any Note when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Note at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated, including Collateral under the Security and Pledge Agreement.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (a) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same,

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Notes.

                  All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

                  SECTION 506. Application of Money Collected.

                   Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 606;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

                  SECTION 507. Limitation on Suits.

                  No Holder of any of the Notes has any right to institute any proceeding with respect to this Indenture, the Security and Pledge Agreement or the Notes or any remedy thereunder, unless the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding, the Trustee has failed to institute any such proceeding within 60 days after receipt of such notice and the Trustee, within such 60-day period, has not received directions inconsistent with such written request by Holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not apply, however, to a suit instituted by a Holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

                  SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.

                  Notwithstanding any other provision in this Indenture or the Security and Pledge Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Twelve) and in such Note of the principal of (and premium, if any) and (subject to Section 309) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509. Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510. Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 308, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511. Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.  Control by Holders.

                  The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, including, without limitation, powers conferred on it by the Security and Pledge Agreement, provided that

                  (a) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (c) the Trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

                  SECTION 513.  Waiver of Past Defaults.

                  The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may, by notice to the Trustee, on behalf of the Holders of all of the Notes, waive any past defaults under this Indenture or the Security and Pledge Agreement, except a default in the payment of the Default Amount (and premium, if any) or interest on any Note, or in respect of a covenant or provision that under this Indenture or the Security and Pledge Agreement cannot be modified or amended without the consent of the Holder of each Note Outstanding.

                  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

                  SECTION 514.  Waiver of Stay or Extension Laws.

                  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                  SECTION 515. Waiver of Personal Liability of Directors, Officers, Employees and Stockholders.

                  No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Affiliate shall have any liability for any obligations of the Company under the Notes, this Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

                  SECTION 516. Undertaking for Costs.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 516 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 508 hereof, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.


                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601. Notice of Defaults.

                  If a Default or an Event of Default occurs and is continuing and is known to the Trustee, the Trustee shall mail to each Holder of the Notes notice of the Default or Event of Default within 90 days after the occurrence thereof. However, except in the case of a Default or an Event of Default in payment of principal of (and premium, if any, on) or interest on any Notes, the Trustee may withhold the notice to the Holders of the Notes if a committee of its trust officers in good faith determines that withholding such notice is in the interests of the Holders of the Notes.

                  SECTION 602.  Certain Rights of Trustee.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting, pursuant to the terms of this Indenture or otherwise, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order with sufficient detail as may be requested by the Trustee and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                  (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate and/or an Opinion of Counsel;

                  (d) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities (including fees and expenses of its agents and counsel) which might be incurred by it in compliance with such request or direction;

                  (f) the Trustee shall not be bound to make any investigation into, and may conclusively rely upon, the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (h) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (i) except during the continuance of an Event of Default, the Trustee need perform only those duties as are specifically set forth in this Indenture; and

                  (j) the Trustee shall not be deemed to have notice of any Default or Event of Default unless an officer of the Trustee responsible for the administration of the trust hereunder has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Administration Office of the Trustee, and such notice references the Notes and this Indenture.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  SECTION 603. Trustee Not Responsible for Recitals or Issuance of Notes.

                  The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture, the Security and Pledge Agreement, any Collateral or the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder and, upon the effectiveness of the Registration Statement, that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Notes or the proceeds thereof.

                  SECTION 604.  May Hold Notes.

                  The Trustee, any Paying Agent, any Note Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Note Registrar or such other agent.

                  SECTION 605.  Money Held in Trust.

                  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                  SECTION 606.  Compensation and Reimbursement.

                  The Company agrees:

                  (a) to pay to the Trustee (in its capacity as Trustee, Paying Agent and Registrar) from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder and under the Security and Pledge Agreement (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                  (b) except as otherwise expressly provided herein and under the Security and Pledge Agreement, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and the Security and Pledge Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (c) to indemnify each of the Trustee and any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and the Security and Pledge Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the acceptance, exercise or performance of any of its powers or duties hereunder and under the Security and Pledge Agreement.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Notes.

                  When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(7) or (8), the expenses (including the reasonable charges and expenses of its counsel) of and the compensation for such services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law.

                  The provisions of this Section shall survive the termination of this Indenture.

                  SECTION 607. Corporate Trustee Required; Eligibility.

                  There shall be at all times a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 608. Resignation and Removal; Appointment of
Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

                  (b) The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) The Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, except when the Trustee's duty to resign is stayed in accordance with the provisions of TIA Section 310(b), or

                  (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Notes in the manner provided for in Section 107. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office and its Adminstration Office.

                  SECTION 609. Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the retiring Trustee's rights as provided under the last sentence of Section 606. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes. In case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee. In all such cases such certificates shall have the full force and effect which this Indenture provides that the certificate of authentication of the Trustee shall have for the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.


                                  ARTICLE SEVEN

                    HOLDERS LISTS AND REPORTS BY TRUSTEE AND
                                     COMPANY

                  SECTION 701.  Disclosure of Names and Addresses of Holders.

                  Every Holder of Notes, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.  Reports by Trustee.

                  Within 60 days after May 15 of each year commencing with the first ______ after the first issuance of Notes, the Trustee shall transmit to the Holders, in the manner and if and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                  SECTION 703.  Reports by Company.

                  The Company shall:

                  (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                  (c) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs
         (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (d) file with the Trustee, quarterly within 15 days after the end of each fiscal quarter of the Company, a statement that no Event of Default or Default has occurred under this Indenture or specifying the existence and nature, in reasonable detail, of any such Event of Default or Default.

                  Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).


                                  ARTICLE EIGHT

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

                  SECTION 801. Company May Consolidate, etc., Only on Certain Terms.

                  The Company may not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or directly and/or indirectly through its Subsidiaries sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (determined on a consolidated basis for the Company and its Subsidiaries taken as a whole) in one or more related transactions to, another corporation, Person or entity unless:

                  (a) either (i) the Company is the surviving corporation or
         (ii) the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (the "Surviving Entity"), is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

                  (b) immediately after giving effect to such transaction, and treating any obligation of the Company in connection with or as a result of such transaction as having been incurred as of the time of such transaction, no Default or Event of Default has occurred and is continuing;

                  (c) the Company (or the Surviving Entity if the Company is not the continuing obligor under this Indenture) could, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of
         Section 1010;

                  (d) each Restricted Subsidiary, unless it is the other party to the transaction described above, has by supplemental indenture confirmed that its guarantee entered into pursuant to Section 1021 applies to the Surviving Entity's obligations under this Indenture and the Notes;

                  (e) if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of Section 1014 are complied with;

                  (f) immediately after giving effect to such transaction on a pro forma basis, the Consolidated Net Worth of the Company (or of the Surviving Entity if the Company is not the continuing obligor under this Indenture) is equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

                  (g) the Company delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.

                  For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

                  SECTION 802.  Successor Substituted.

                  In the event of any transaction described in and complying with the conditions listed in Section 801 in which the Company is not the continuing obligor under this Indenture, the Surviving Entity will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter the Company will, except in the case of a lease, be discharged from all its obligations and covenants under this Indenture and the Notes.

                  SECTION 803.  Notes to Be Secured in Certain Events.

                  If, upon any such consolidation of the Company with or merger of the Company into any other corporation, or upon any conveyance, lease or transfer of the property of the Company substantially as an entirety to any other Person, any property or assets of the Company would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 1014 without equally and ratably securing the Notes, the Company, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such property or assets, secure the Notes Outstanding (together with, if the Company shall so determine any other Indebtedness of the Company now existing or hereinafter created which is not subordinate in right of payment to the Notes) equally and ratably with (or prior to) the Indebtedness which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such property or assets by such Lien, or will cause such Notes to be so secured.

                  SECTION 804. Merger or Consolidation of Subsidiary Guarantors. No Subsidiary Guarantor may consolidate with or merge with or into any other Person or convey, sell, assign, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any other Person (other than the Company or another Subsidiary Guarantor) unless: (a) the Person formed by or surviving such consolidation or merger (if other than such Subsidiary Guarantor) or to which such properties and assets are transferred assumes all of the obligations of such Subsidiary Guarantor under the Indenture and its respective Subsidiary Guarantee, pursuant to a supplemental indenture in form and substance satisfactory to the Trustee, (b) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing and (c) the Subsidiary Guarantor delivers, or causes to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an

Officers' Certificate and an Opinion of Counsel, each stating that such transaction complies with the requirements of this Indenture.


                                  ARTICLE NINE

                     SUPPLEMENTS AND AMENDMENTS TO INDENTURE
                        AND SECURITY AND PLEDGE AGREEMENT

                  SECTION 901.  Without Consent of Holders.

                  Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Security and Pledge Agreement or the Notes:

                  (a) to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company in this Indenture, the Security and Pledge Agreement and in the Notes; or

                  (b) to add to the covenants of the Company herein and under the Security and Pledge Agreement for the benefit of the Holders or to surrender any right or power herein or therein conferred upon the Company; or

                  (c) to add any additional Events of Default; or

                  (d) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or

                  (e) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

                  (f) to secure the Notes; or

                  (g) to cure any ambiguity, to correct or supplement any provision in this Indenture that may be defective or inconsistent with any other provision in this Indenture and the Security and Pledge Agreement, or to make any other provisions with respect to matters or questions arising under this Indenture and the Security and Pledge Agreement, provided that such actions pursuant to this clause do not adversely affect the interests of the Holders in any material respect; or

                  (h) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act.

                  Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental indenture, Security and Pledge Agreement or Note, and upon receipt by the Trustee of the documents described in Section 602 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental indenture or Security and Pledge Agreement authorized or permitted by the terms of this Indenture and shall make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture or Security and Pledge Agreement that affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 902.  With Consent of Holders.

                  With the consent of the Holders of not less than a majority in aggregate principal amount at maturity of the Outstanding Notes, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement in any manner this Indenture and the Security and Pledge Agreement and modify in any manner the rights of the Holders under this Indenture and the Security and Pledge Agreement; provided, however, that no such amendment or modification may, without the consent of the Holder of each Outstanding Note affected thereby:

                  (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof or amend or modify the calculation of Default Amount, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date);

                  (b) reduce the percentage in principal amount of outstanding Notes, the consent of whose Holders is required for any waiver of compliance with certain provisions of, or certain defaults and their consequences provided for under, this Indenture or the Security and Pledge Agreement;

                  (c) waive a default in the payment of principal of, or premium, if any, or interest on the Notes or reduce the percentage of aggregate principal amount at maturity of Outstanding Notes the consent of whose Holders is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults;

                  (d) release any Pledged Stock from the Lien created by the Security and Pledge Agreement except in accordance with the terms thereof;

                  (e) make any change in the foregoing amendment and waiver provisions of this Section 902; or

                  (f) waive a redemption payment with respect to any Note (other than a payment required by the provisions of Sections 1015 and 1016).

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903.  Execution of Supplemental Indentures.

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustees own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 904.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                  SECTION 906.  Reference in Notes to Supplemental Indentures.

                  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the

Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

                  SECTION 907.  Notice of Supplemental Indentures.

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 107, setting forth in general terms the substance of such supplemental indenture.


                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any) and interest on the Notes in accordance with the terms of the Notes and this Indenture.

                  SECTION 1002. Maintenance of Office or Agency.

                  The Company will maintain in The City of New York, an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee's Drop Agent, The Depositary Trust Company, 55 Water Street, Jeannette Park Entrance, New York, New York 10041 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the Administration Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Note Payments to Be Held in Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (or premium, if any) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before each due date of the principal of (or premium, if any) or interest on any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (a) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (b) give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

                  (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying

Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (or premium, if any) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.  Corporate Existence.

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

                  SECTION 1005.  Payment of Taxes and Other Claims.

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006.  Maintenance of Properties.

                  The Company will cause all properties owned by the Company or any Subsidiary or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

                  SECTION 1007.  Insurance.

                  The Company will at all times keep all of its and its Subsidiaries' properties which are of an insurable nature insured with insurers, believed by the Company to be responsible, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties.

                  SECTION 1008.  Statement by Officers As to Default.

                  (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of compliance by the Company with all conditions and covenants under this Indenture and the Security and Pledge Agreement. For purposes of this Section 1008(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture and the Security and Pledge Agreement.

                  (b) When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $2,000,000), the Company shall deliver to the Trustee by registered or certified mail or by facsimile transmission an Officers' Certificate specifying such event, notice or other action within five days of becoming aware of its occurrence.

                  SECTION 1009. Intentionally Left Blank.

                  SECTION 1010. Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company will not, and will not permit any Restricted Subsidiary to, create, issue, assume, guarantee or in any manner become directly or indirectly liable for the payment of, or otherwise incur (collectively, "incur"), any Indebtedness (including Acquired Indebtedness and the issuance of Disqualified Stock), except that the Company may incur Indebtedness and a Subsidiary Guarantor (other than SAH Acquisition II and its Restricted Subsidiaries) may incur Indebtedness, in each case if, after giving effect to such event, the Indebtedness to EBITDA Ratio would be less than (i) 6.5 to 1.0, for any incurrence occurring through March 15, 2000, (ii) 6.25 to 1.0, for any incurrence occurring after March 15, 2000 and prior to March 15, 2002, or (iii)
6.0 to 1.0, for any incurrence occurring on March 15, 2002 or thereafter.

                  In making the foregoing calculation for any four-quarter period that includes the Closing Date, pro forma effect will be given to the offerings closed by the Company at or about the Closing Date, as if such transactions had occurred at the beginning of such four-quarter period. In addition (but without duplication), in making the foregoing calculation, pro forma effect will be given to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred and the application of such proceeds occurred at the beginning of such four-quarter period, (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company or its Restricted Subsidiaries since the first day of such four-quarter period as if such Indebtedness was incurred, repaid or retired at the beginning of such four-quarter period and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Company or its Restricted Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period. In making a computation under the foregoing clause (i) or (ii), (A) the amount of Indebtedness under a revolving credit facility will be computed based on the average daily balance of such Indebtedness during such four-quarter period, (B) if such Indebtedness bears, at the option of the Company, a fixed or floating rate of interest, interest thereon will be computed by applying, at the option of the Company, either the fixed or floating rate and (C) the amount of any Indebtedness that bears interest at a floating rate will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligations have a remaining term at the date of determination in excess of 12 months).

         Notwithstanding the foregoing, the Company may, and may permit its Restricted Subsidiaries (except as specified below) to, incur the following Indebtedness ("Permitted Indebtedness"):

                  (i) Indebtedness of the Company or any Subsidiary Guarantor (other than SAH Acquisition II and its Restricted Subsidiaries) under a Senior Credit Facility in an aggregate principal amount (or accredited value, as applicable) at any time outstanding not to exceed $20.0 million less the aggregate amount of all Net Cash Proceeds for Assets Sales applied to permanently reduce such Indebtedness pursuant to the provisions of Section 1016 of this Indenture;

                  (ii) Indebtedness represented by the Notes and the Subsidiary Guarantees;

                  (iii) Existing Indebtedness (other than Indebtedness referred to in clauses (i) and (ii) above);

                  (iv) the incurrence of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, any Indebtedness that is permitted to be incurred under clause (ii) or (iii) above;

                  (v) Indebtedness owed by the Company to any Wholly Owned Restricted Subsidiary or owed by any Restricted Subsidiary to the Company or a Wholly Owned Restricted Subsidiary (provided that such Indebtedness is held by the Company or such Restricted Subsidiary); provided, however, that any Indebtedness of the Company owing to any such Restricted Subsidiary is unsecured and subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration, or otherwise) to the payment and performance of the Company's obligations under the Notes;

                  (vi) Indebtedness of the Company or any Restricted Subsidiary under Hedging Obligations incurred in the ordinary course of business; or

                  (vii) the incurrence by the Company or any of the Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations (whether or not incurred pursuant to Sale and Leaseback Transactions), mortgage financings or purchase money obligations, in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction and improvement of property used in the business of the Company or such Restricted Subsidiary or any Permitted Refinancing Indebtedness in respect thereof, in an aggregate amount not to exceed $3.0 million at any one time outstanding.

                 SECTION 1011.  Limitation on Restricted Payments.

                  The Company shall not, and shall not permit any Restricted Subsidiaries to, directly or indirectly, take any of the following actions:

         (a) declare or pay any dividend on, or make any distribution to holders of, any shares of the Capital Stock of the Company or any Restricted Subsidiary (including, without limitation, any payment to stockholders of the Company in connection with a merger or consolidation involving the Company), other than (i) dividends or distributions payable solely in Qualified Equity Interests, or (ii) dividends or distributions by a Restricted Subsidiary payable to the Company or another Restricted Subsidiary.

         (b) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of Capital Stock, or any options, warrants or other rights to acquire such shares of Capital Stock, of the Company, any Restricted Subsidiary or any Affiliate of the Company (other than, in either case, any such Capital Stock owned by the Company or any of its Restricted Subsidiaries);

         (c) make any principal payment on, or repurchase, redeem, defease or otherwise acquire or retire for value, prior to the related scheduled principal payment, sinking fund payment or final maturity, any Subordinated Indebtedness; and

         (d) make any Investment (other than a Permitted Investment) in any Person (such payments or other actions described in (but not excluded from) clauses (a) through (d) being referred to as "Restricted Payments"), unless at the time of, and immediately after giving effect to, the proposed Restricted
Payment:

                  (i) no Default or Event of Default has occurred and is continuing,

                  (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of the covenant described under Section 1010, and

                  (iii) the aggregate amount of all Restricted Payments made after the Closing Date does not exceed the sum of:

                           (A) cumulative Consolidated EBITDA of the Company
                  (or, if the cumulative Consolidated EBITDA for such period is a deficit, less 100% of such deficit) less 1.5 times cumulative Consolidated Interest Expense of the Company, in each case for the period (taken as one accounting period) commencing on the first day of the fiscal quarter beginning after the date of this Indenture and ending on the last day of the most recent fiscal quarter for which financial statements have been made publicly available but in no event ending more than 135 days prior to the date of such determination; plus

                           (B) 100% of the aggregate net cash proceeds received
                  and retained by the Company from the issue or sale since the date of this Indenture of Qualified Equity Interests of the Company or of debt securities of the Company that have been converted into such Qualified Equity Interests (other than (i) Qualified Equity Interests (or convertible debt securities) sold to a Subsidiary of the Company, (ii) Disqualified Stock or debt securities that have been converted into Disqualified Stock and (iii) Qualified Equity Interests sold in the Common Stock Offering).

         Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may take the following actions, so long as no Default or Event of Default has occurred and is continuing or would occur:

                  (a) the payment of any dividend in cash or Qualified Equity Interests of the Company within 60 days after the date of declaration thereof, if at the declaration date such payment would not have been prohibited by the foregoing provisions;

                  (b) the repurchase, redemption or other acquisition or retirement for value of any shares of Capital Stock of the Company, in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, Qualified Equity Interests of the Company;

                  (c) the purchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) of, shares of Qualified Equity Interests of the Company;

                  (d) the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the net cash proceeds of a substantially concurrent issuance or sale (other than to a Subsidiary) of Subordinated Indebtedness, so long as the Company or a Restricted Subsidiary would be permitted to refinance such original Subordinated Indebtedness with such new Subordinated Indebtedness pursuant to clause (iv) of the definition of Permitted Indebtedness;

                  (e) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company, options on any such shares or related stock appreciation rights or similar securities held by officers or employees or former officers or employees (or their estates or beneficiaries under their estates) or by any employee benefit plan, upon death, disability, retirement or termination of employment or pursuant to the terms of any employee benefit plan or any other agreement under which such shares of stock or related rights were issued; provided that the aggregate cash consideration paid for such purchase, redemption, acquisition, cancellation or other retirement of such shares of Capital Stock after the Closing Date does not exceed $1.0 million in any fiscal year; or

                  (f) the making of any Investment (other than a Permitted Investment) in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Qualified Equity Interests of the Company (other than Qualified Equity Interests sold in the Common Stock Offering); or

                  (g) Restricted Payments in an aggregate amount not to exceed $5.0 million since the date of this Indenture (measured as of the date made and without giving effect to subsequent changes in value).

                  The actions described in clauses (b), (c), (e), (f), and (g) of the second paragraph of this Section 1011 will be Restricted Payments that will be permitted to be taken in accordance with this paragraph but will reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section 1011 and the actions described in clauses (a) and (d) of this paragraph will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments under clause (iii) of the first paragraph of this Section 1011.

         For the purpose of making any calculations under this Indenture (i) if a Restricted Subsidiary is designated an Unrestricted Subsidiary, the Company will be deemed to have made an Investment in an amount equal to the greater of the fair market value or net book value of the net assets of such Restricted Subsidiary at the time of such designation as determined by the Board of Directors of the Company, and (ii) any property transferred to or from an Unrestricted Subsidiary will be valued at fair market value at the time of such transfer, as determined by the Board of Directors of the Company. The amount of any Restricted Payment (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by a nationally recognized investment banking firm if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officer's Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required under "Certain Covenants -- Restricted Payments" were computed, together with a copy of any opinion or appraisal required by this Indenture.

         If the aggregate amount of all Restricted Payments calculated under the foregoing provision includes an Investment in an Unrestricted Subsidiary or other Person that thereafter becomes a Restricted Subsidiary, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the lesser of (x) the fair market value of such Unrestricted Subsidiary or other Person at the time it becomes a Restricted Subsidiary and
(y) the initial amount of such Investment.

         If an Investment resulted in the making of a Restricted Payment, the aggregate amount of all Restricted Payments calculated under the foregoing provision will be reduced by the amount of any net reduction in such Investment (resulting from the payment of interest or dividends, loan repayment, transfer of assets or otherwise, other than the redesignation of an Unrestricted Subsidiary or other Person as a Restricted Subsidiary), to the extent such net reduction is not included in the Company's Consolidated Net Income; provided that the total amount by which the aggregate amount of all Restricted Payments may be reduced may not exceed the lesser of (x) the cash proceeds received by the Company and its Restricted Subsidiaries in connection with such net reduction and (y) the initial amount of such Investment.

                  SECTION 1012. Limitation on Issuances and Sales of Capital Stock of Restricted Subsidiaries.

                  The Company (a) will not permit any Restricted Subsidiary to issue any Capital Stock (other than to the Company or a Wholly Owned Restricted Subsidiary) and (b) will not, and will not permit any Restricted Subsidiary to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Restricted Subsidiary); provided, however, that this covenant will not prohibit
(i) the sale or other disposition of all, but not less than all, of the issued and outstanding Capital Stock of a Restricted Subsidiary owned by the Company and its Restricted Subsidiaries in compliance with the other provisions of this Indenture or (ii) the ownership by directors of director's qualifying shares or the ownership by foreign nationals of Capital Stock of any Restricted Subsidiary, to the extent mandated by applicable law.

                  The Company shall not permit any Restricted Subsidiary to issue any Preferred Stock.

                  SECTION 1013. Limitation on Transactions with Affiliates.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction with, or for the benefit of, any Affiliate of the Company ("Interested Persons"), unless
(a) such transaction is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could have been obtained in an arm's-length transaction with third parties who are not

Interested Persons and (b) the Company delivers to the Trustee (i) with respect to any transaction or series of related transactions entered into after the Closing Date involving aggregate payments in excess of $500,000, a resolution of the Board of Directors of the Company set forth in an Officers' Certificate certifying that such transaction or transactions complies with clause (a) above and that such transaction or transactions have been approved by the Board of Directors (including a majority of the Disinterested Directors) of the Company and (ii) with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $1.0 million (except in the case of the SATH Transaction), a written opinion as to the fairness to the Company or such Restricted Subsidiary of such transaction or series of transactions from a financial point of view issued by a nationally recognized investment banking firm.

         The foregoing covenant will not restrict:

                  (A) transactions among the Company and/or its Restricted Subsidiaries;

                  (B) the Company from paying reasonable and customary regular compensation, fees and indemnification to directors of the Company or any wholly owned Restricted Subsidiary who are not employees of the Company or any Restricted Subsidiary;

                  (C) loans or advances to employees in the ordinary course of business; and

                  (D) transactions permitted by the provisions of Section 1011.

                  SECTION 1014.  Limitation on Liens.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind (other than Permitted Liens) on or with respect to any of its property or assets, including any shares of stock or indebtedness of any Restricted Subsidiary, whether owned at the Closing Date or thereafter acquired, or any income, profits or proceeds therefrom, or assign or otherwise convey any right to receive income thereon, unless (i) in the case of any Lien securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien and (ii) in the case of any other Lien, the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; provided, however, that no Lien shall at any time exist on any Collateral, other than (i) the Lien of the Trustee, for the benefit of the holder of Notes and (ii) a Lien in favor of the lenders under a Senior Credit Facility on the Capital Stock of the Other Broadcast Subsidiaries to secure Indebtedness under a Senior Credit Facility that is permitted under clause (i) of Permitted Indebtedness.

                  SECTION 1015.  Purchase of Notes upon a Change of Control.

                  (a) If a Change of Control occurs at any time, then each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase ("Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer").

                  (b) Within 10 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each Holder of Notes by first-class mail, postage prepaid, at its address appearing in the security register, stating:

                  (i) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this Section 1015 and that all Notes validly tendered will be accepted for payment;

                  (ii) the purchase price and the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act (the "Change of Control Payment Date");

                  (iii) that any Note not tendered shall continue to accrue interest;

                  (iv) that, unless the Company defaults in the payment of the purchase price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                  (v) that Holders electing to have any Note purchased pursuant to the Change of Control Offer will be required to surrender such Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day immediately preceding the Change of Control Payment Date;

                  (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day immediately preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of such Holder, the principal amount of Notes delivered for purchase and a statement that such Holder is withdrawing his election to have such Notes purchased; and

                  (vii) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof.

                  (c) On the Change of Control Payment Date, the Company shall:

                  (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

                  (ii) deposit one day prior to the Change of Control Purchase Date with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

                  (iii) deliver, or cause to be delivered, to the Trustee, all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

                  The Paying Agent shall promptly mail, to the Holders of Notes so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Notes equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each Note purchased and each new Note issued shall be in a principal amount of $1,000 or integral multiples thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. For purposes of this Section 1015, the Trustee shall act as Paying Agent.

                  (d) The Company shall comply with the applicable tender offer rules including Rule-14e under the Exchange Act, and any other applicable securities laws and regulations in connection with a Change of Control Offer. To the extent that provisions of any applicable securities laws or regulations conflict with provisions of this Section 1015, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 1015 by virtue thereof.

                  SECTION 1016.  Limitation on Certain Asset Sales.

                  (a) The Company will not, and will not permit any Restricted Subsidiary to, engage in any Asset Sale unless (i) the consideration received by the Company or such

Restricted Subsidiary for such Asset Sale is not less than the fair market value of the assets sold, as evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (ii) the consideration received by the Company or the relevant Restricted Subsidiary in respect of such Asset Sale consists of at least 85% cash or cash equivalents; provided, however, that in the case of any Asset Sale that involves Collateral,
(i) the consideration received by the Company or the relevant Restricted Subsidiary in respect thereof shall be all cash or cash equivalents in which the Trustee shall be granted a security interest of the same priority as the priority of the security interest held by the Trustee in the asset subject to the Asset Sale, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such proposed Asset Sale or would result as a consequence of such Asset Sale, and (iii) such Asset Sale will not materially adversely affect or materially impair the value of the remaining Collateral or materially interfere with the Trustee's ability to realize such value and will not materially impair the maintenance and operation of the remaining Collateral.

         If the Company or any Restricted Subsidiary engages in an Asset Sale not involving Collateral, the Company may, at its option, within 365 days after such Asset Sale, (i) apply all or a portion of the Net Cash Proceeds to the permanent reduction of Indebtedness under a Senior Credit Facility or to the permanent reduction of other senior Indebtedness of the Company or a Restricted Subsidiary or (ii) invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds in assets (other than current assets) to replace the properties and assets that were the subject of the Asset Sale or in assets (other than current assets) that will be used in a Permitted Line of Business. Notwithstanding the foregoing, in the event the Asset Sale involves Collateral or upon the receipt by the Company or any Restricted Subsidiary of any Insurance Proceeds or Condemnation Proceeds, as the case may be, resulting from a Loss Event, within 365 days of consummation of such Asset Sale or the receipt of such Insurance Proceeds or Condemnation Proceeds, as the case may be, the Company or the relevant Restricted Subsidiary shall invest (or enter into a legally binding agreement to invest) all or a portion of such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds in properties and long-term assets to replace the properties and long-term assets that were the subject of the Asset Sale or Loss Event or in assets (other than current assets) that will be used in a Permitted Line of Business, in which assets the Trustee shall have a security interest of the same priority as the priority of the security interest held by the Trustee in the Collateral subject to such Asset Sale or Loss Event. If any legally binding agreement to invest Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds referred to above in this paragraph is terminated, the Company may, within 90 days of such termination or within 365 days of such Asset Sale or Loss Event, whichever is later, invest such Net Cash Proceeds as provided above (without regard to the parenthetical relating to the legally binding agreement to invest). The amount of such Net Cash Proceeds, Insurance Proceeds or Condemnation Proceeds not so used as set forth above in this paragraph constitutes "Excess Proceeds."

         When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will, within 30 days thereafter, make an offer to purchase (an "Excess Proceeds Offer") from all Holders of Notes on a pro rata basis, in accordance with the procedures set forth in this Indenture, the maximum principal amount (expressed as an integral multiple of $1,000) of Notes that may be purchased with the Excess Proceeds, at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued interest, if any, to the date such offer to purchase is consummated. To the extent that the aggregate principal amount of Notes tendered pursuant to such offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes; provided, however, that any Excess Proceeds which represent Net Cash Proceeds of Asset Sales involving Collateral or Insurance Proceeds or Condemnation Proceeds involving Collateral shall continue to remain subject to the security interest of the Trustee and Collateral for the Notes and may be invested by the Company in assets (other than current assets) that will be used in a Permitted Line of Business, the Capital Stock, or properties and assets, of which the Trustee shall have a first priority security interest in. If the aggregate principal amount of Notes validly tendered and not withdrawn by holders thereof exceeds the Excess Proceeds, the Notes to be purchased will be selected on a pro rata basis. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset to zero.

                  (b) Notwithstanding the provisions of subparagraph (a) above, the Company may transfer any Collateral consisting of 100% of the Capital Stock of a subsidiary owning licenses for a broadcast television station or assets used thereby (the "Replaced Collateral") in exchange for Capital Stock of a subsidiary owning licenses for a broadcast television station, related assets and/or cash ("Replacement Collateral") (such exchange, a "Substitution Transaction") if:

                  (i)   no Default shall have occurred and be continuing;

                  (ii) the Company shall have complied with the other provisions of this Indenture, if any, applicable to such Substitution Transaction;

                  (iii) if the Replaced Collateral consists of Capital Stock of a subsidiary owning licenses for a broadcast television station, the Replacement Collateral consists of 100% of assets or equity interests in one or more broadcast television stations;

                  (iv) unless the Replaced Collateral has a value not in excess of $250,000 (as determined by the Company and set forth in an Officer's Certificate delivered to the Trustee), the Company delivers a written opinion of an investment banking firm of national standing or an appraisal firm with expertise in the valuation of broadcast television stations, stating that the value to the Company of the Replacement Collateral is at least equal to the value to the Company of the Replaced Collateral;

                  (v) the Company (or the relevant Restricted Subsidiary) executes a supplemental indenture subjecting the Replacement Collateral to the Lien in favor of the Trustee on behalf of Noteholders under the Indenture; and

                  (vi) the Company delivers an Opinion of Counsel satisfactory to the Trustee stating that the Replacement Securities are subject to a valid, perfected Lien in favor of the Trustee having the same priority as the lien on the Replaced Collateral on behalf of the Noteholders.

         (c) The Company will also be entitled to release Collateral (other than the Pledged Securities) from the Lien in favor of the Noteholders provided that it delivers to the Trustee an Officer's Certificate stating that the Collateral so released, since the Closing Date and giving pro forma effect to the proposed release, has a fair market value not in excess of $100,000.

         (d) Consideration received in a Substitution Transaction shall be subject to the provisions of subparagraph (a) above.

                  SECTION 1017.  Unrestricted Subsidiaries.

                  (a) The Board of Directors of the Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary so long as (i) neither the Company nor any Restricted Subsidiary is directly or indirectly liable for any Indebtedness of such Subsidiary, (ii) no default with respect to any Indebtedness of such Subsidiary would permit (upon notice, lapse of time or otherwise) any holder of any other Indebtedness of the Company or any Restricted Subsidiary to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, (iii) any Investment in such Subsidiary made as a result of designating such Subsidiary an Unrestricted Subsidiary will not violate the provisions of Section 1011, (iv) neither the Company nor any Restricted Subsidiary has a contract, agreement, arrangement, understanding or obligation of any kind, whether written or oral, with such Subsidiary other than those that might be obtained at the time of such redesignation from persons who are not Affiliates of the Company, (v) neither the Company nor any Restricted Subsidiary has any obligation to subscribe for additional shares of Capital Stock or other equity interest in such Subsidiary, or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results and (vi) such Unrestricted Subsidiary has at least one director on its Board of Directors that is not a director or executive officer of the Company or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, the Company may not designate any of its Subsidiaries existing as of the Closing Date or any successor to any of them as an Unrestricted Subsidiary and may not sell, transfer or otherwise dispose of any properties or assets of any such Subsidiary to an Unrestricted Subsidiary, other than in the ordinary course of business.

                  (b) The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) no Default or Event of Default has occurred and is continuing following such designation and (ii) the Company could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 1010 (treating any Indebtedness of such Unrestricted Subsidiary as the incurrence of Indebtedness by a Restricted Subsidiary).

                  SECTION 1018. Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, (b) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (c) make loans or advances to the Company or any other Restricted Subsidiary or (d) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of:

                  (i)   applicable law;

                  (ii) customary non-assignment provisions of any lease governing a leasehold interest of the Company or any Restricted Subsidiary;

                  (iii) the refinancing or successive refinancing of Indebtedness incurred under the agreements in effect on the Closing Date, so long as such encumbrances or restrictions are no more restrictive than those contained in such agreement in effect on the Closing Date;

                  (iv) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; and

                  (v) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired.

                  SECTION 1019. Waiver of Certain Covenants.

                  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 803 or Sections 1007, 1018 and 1020 through 1022, inclusive, or any covenant or condition set forth in the Security and Pledge Agreement, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Notes, by Act of such Holders, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

                  SECTION 1020. Payment for Consent.

                  Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, participate in the amendment of the Indenture, if there is paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.


                  SECTION 1021. Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.

                  The Company will not permit any Restricted Subsidiary, directly or indirectly, to guarantee, assume or in any other manner become liable for the payment of any Indebtedness of the Company or any Indebtedness of any other Restricted Subsidiary, unless (a) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary and (b) with respect to any guarantee of Subordinated Indebtedness by a Restricted Subsidiary, any such guarantee is subordinated to such Restricted Subsidiary's guarantee with respect to the Notes at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes, provided that the foregoing provision will not be applicable to any guarantee by any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary.

                  Any guarantee by a Restricted Subsidiary of the Notes pursuant to the preceding paragraph may provide by its terms that it will be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer to any person not an Affiliate of the Company of all of the Company's and the Restricted Subsidiaries' Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by this Indenture), (ii) the release or discharge of the guarantee that resulted in the creation of such guarantee of the Notes, except a discharge or release by or as a result of payment under such guarantee or (iii) the designation of such Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms of this Indenture.

                  SECTION 1022.  Reports.

                  The Company will at all times file with the Commission all such annual reports, quarterly reports and other documents that the Company is required to file under Sections 13(a) or 15(d) under the Exchange Act (and in the event, the Company ceases for any reason to be required to file under Sections 13(a) or 15(d) under the Exchange Act, the Company shall nonetheless make such filings as if the Company were subject to the filing requirements of Sections 13(a) or 15(d) under the Exchange Act.

                  The Company will also be required (a) to supply to the Trustee and each Holder of Notes, or supply to the Trustee for forwarding to each such holder, without cost to such holder, copies of such reports and other documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required and (b) if filing such reports and documents with the Commission is not accepted by the Commission or is prohibited under the Exchange Act, to supply at the Company's cost copies of such reports and documents to any prospective Holder of Notes promptly upon written request.

                  SECTION 1023.  SAH Acquisition II.

                  During the term of this Indenture, the articles of incorporation of SAH Acquisition II and each Subsidiary thereof will provide that, so long as any Note is outstanding, (i) SAH Acquisition II shall be a special purpose corporation, organized solely in order to acquire and own the assets of KCNS, WRAY and WOAC, including the FCC licenses, (ii) SAH Acquisition II and each Subsidiary thereof will not own any other assets or conduct any other business other than the business of KCNS, WRAY and WOAC and assets related to the business thereof, (iii) SAH Acquisition II and each Subsidiary thereof will not, directly or indirectly, incur any Indebtedness except in respect of the Notes, (iv) SAH Acquisition II and each Subsidiary thereof will not create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset of SAH Acquisition II or any Subsidiary thereof except Liens in favor of the Trustee, for the benefit of the holders of Notes, and (v) SAH

Acquisition II and each Subsidiary thereof will not be permitted to file for bankruptcy or similar provisions under state law.

                  SECTION 1024.  Line of Business.

                  During the term of this Indenture, the Company will not, and will not permit any Restricted Subsidiary to, conduct a business other than a Permitted Line of Business.

                  SECTION 1025.  Limitation on Sale and Leaseback Transactions.

                  The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction, provided that the Company or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if (i) the Company or such Restricted Subsidiary could have incurred
(a) Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under Section 1010 and (b) a Lien to secure such Indebtedness pursuant to Section 1014, (ii) the aggregate rent payable by the Company or such Restricted Subsidiary in respect of such Sale and Leaseback Transaction for the duration of the lease is not in excess of the fair market rental value of the property of assets leased pursuant to such Sale and Leaseback Transaction for the duration of the lease, and (iii) such Sale and Leaseback Transaction is treated as an Asset Sale and the Company and the relevant Restricted Subsidiaries comply with Section 1016.


                                 ARTICLE ELEVEN

                               REDEMPTION OF NOTES

                  SECTION 1101.  Right of Redemption.

                  The Notes may be redeemed at the option of the Company, as a whole or from time to time in part, at any time on or after __________, 2002, subject to the conditions and at the Redemption Prices specified in the form of Note, together with accrued interest, if any, to the Redemption Date.

                  SECTION 1102.  Applicability of Article.

                  Redemption of Notes at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

                  SECTION 1103.  Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Notes pursuant to
Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 1104.

                  SECTION 1104.  Selection by Trustee of Notes to Be Redeemed.

                  If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the Outstanding Notes not previously called for redemption by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $1,000.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

                  SECTION 1105.  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 107 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

                  All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price and the amount of accrued interest to the Redemption Date payable as provided in Section 1107, if any,

                  (3) if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Notes to be redeemed,

                  (4) in case any Note is to be redeemed in part only, the notice which relates to such Note shall state that on and after the Redemption Date, upon surrender of such Note, the holder will receive, without charge, a new Note or Notes of authorized denominations for the principal amount thereof remaining unredeemed,

                  (5) that on the Redemption Date the Redemption Price (and accrued interest, if any, to the Redemption Date payable as provided in
         Section 1107) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date,

                  (6) the place or places where such Notes are to be surrendered for payment of the Redemption Price and accrued interest, if any, and

                  (7) the CUSIP number.

                  Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.  Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Notes which are to be redeemed on that date.

                  SECTION 1107.  Notes Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Notes, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 309.

                  If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Notes.

                  SECTION 1108. Notes Redeemed in Part.

                  Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holders attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                                 ARTICLE TWELVE

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1201. Company Option to Effect Legal Defeasance or Covenant Defeasance.

                  The Company may, at its option and at any time, with respect to the Notes, elect to have either Section 1202 or Section 1203 be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article Twelve.

                  SECTION 1202. Legal Defeasance and Discharge.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1202, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 1204 are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1205 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Notes to receive payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) the Company's obligations to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and segregate and hold such payments in trust, (C) the rights, powers, trusts, duties and immunities of the Trustee, and (D) this Article Twelve. Subject to compliance with this Article Twelve, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203 with respect to the Notes.

                  SECTION 1203. Covenant Defeasance.

                  Upon the Company's exercise under Section 1201 of the option applicable to this Section 1203, the Company shall be released from its obligations under any covenant contained in Sections 801 and 803 and in Section 1007 through 1018 and Sections 1020 through 1022 with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 501(3) and (4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION 1204. Conditions to Legal Defeasance or Covenant Defeasance.

                  The following shall be the conditions to application of either
Section 1202 or Section 1203 to the Outstanding Notes:

                  (1) the Company must irrevocably deposit or cause to be deposited with the Trustee, as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the Notes, money in an amount, or U.S. Government Obligations that through the scheduled payment of principal and interest thereon will provide money in an amount, or a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of (and premium, if any, on) and interest on the Outstanding Notes at maturity (or upon redemption, if applicable, as of a date no later than ___________ , provided that the Company shall have complied with the notice provisions set forth under this Indenture in connection with such optional redemption) of such principal or installment of interest;

                  (2) no Default or Event of Default has occurred and is continuing on the date of such deposit or, insofar as an event of bankruptcy under Section 501(7) and (8) above is concerned, at any time during the period ending on the 91st day after the date of such deposit;

                  (3) such legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under, this Indenture or any material agreement or instrument to which the Company is a party or by which it is bound;

                  (4) in the case of legal defeasance, the Company must deliver to the Trustee an Opinion of Counsel stating that the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or since the date hereof, there has been a change in applicable federal income tax law, to the effect, and based thereon such opinion must confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (5) in the case of covenant defeasance, the Company must have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

                  (6) the Company must have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance or the covenant defeasance, as the case may be, have been complied with.

                  SECTION 1205. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the "Trustee") pursuant to Section 1204 in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1204 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Notes.

                  Anything in this Article Twelve to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance, as applicable, in accordance with this Article.

                  SECTION 1206. Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1205 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company obligations under this Indenture, the Security and Pledge Agreement and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 1202 or 1203, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1205; provided, however, that if the Company makes any payment of principal of (or premium, if any) or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE THIRTEEN

                                    SECURITY

                  SECTION 1301.  Security and Pledge Agreement.

                  In order to secure the due and punctual payment of the principal of (premium, if any) and interest on the Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at the Stated Maturity, by acceleration, call for redemption, or otherwise, and interest on the overdue principal, premium and interest, if any, of the Notes and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Notes, according to the terms hereunder or thereunder, the Company will make an assignment of its right, title and interest in and to the Collateral to the Trustee pursuant to the Security and Pledge Agreement and to the extent therein provided, no later than the date of the first issuance of the Notes hereunder. Each Holder, by its acceptance of a Note, consents and agrees to the terms of the Security and Pledge Agreement (including, without limitation, the provisions providing for foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with the terms thereof and hereof. The Company (a) will forever warrant and defend the title to the Collateral against the claims of all persons whatsoever, (b) will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and (c) will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the security interest in the Collateral contemplated hereby and by the Security and Pledge Agreement or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes secured hereby, according to the intent and purposes herein expressed. The Company shall take, or cause its Subsidiaries to take, upon request of the Trustee, any and all actions reasonably required to cause the Security and Pledge Agreement to create and maintain, as security for this Indenture Obligations of the Company, a valid and enforceable first priority Lien in and on the Collateral, in favor of the Trustee, superior to and prior to the rights of all third Persons, and subject to no other Liens.

                  SECTION 1302.  Recording, etc.

                  (a) The Company will cause, at its own expense, the Security and Pledge Agreement and this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re-recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interests created under the Security and Pledge Agreement and to effectuate and preserve the security therein of the Holders and all rights of the Trustee.

                  (b) The Company shall furnish to the Trustee, within 30 days after any such action set forth in subsection (a) above is taken, an Officers' Certificate stating that such action has been taken in accordance with Section 1302(a) of this Indenture.

                  SECTION 1303.  Intentionally Left Blank.

                  SECTION 1304.  Certificates of the Company.

                  In addition to all certificates and documents required to be furnished by the Company under Section 1303 and the Security and Pledge Agreement, the Company shall furnish to the Trustee, prior to the proposed release of Collateral pursuant to this Indenture and the Security and Pledge Agreement, (i) all documents required by TIA ss. 314(d) and (ii) an Opinion of Counsel to the effect that such accompanying documents constitute all documents required by TIA ss. 314(d).

                  SECTION 1305.  Suits to Protect the Collateral.

                  The Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the Security and Pledge Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 1306. Authorization of Receipt of Funds by the Trustee Under the Security and Pledge Agreement.

                  The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security and Pledge Agreement, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                  SECTION 1307.  Additional Pledges.

                  The Company will not transfer or otherwise dispose of, to any Subsidiary, any Pledged Stock or any property or assets (other than transfers or dispositions in the ordinary course of business), unless such transferee Subsidiary is a Restricted Subsidiary and the Company pledges all of the issued and outstanding Capital Stock of such transferee Subsidiary owned by the Company to the Trustee pursuant to the Security and Pledge Agreement.


                                ARTICLE FOURTEEN

                              SUBSIDIARY GUARANTEES

                  SECTION 1401.  Subsidiary Guarantees.

                  Each of the Subsidiary Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture. If any Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that they shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 5, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. Notwithstanding anything in this Article 14 to the contrary, the guaranty of each Subsidiary Guarantor shall be limited in amount to ninety-five percent (95%) of the net worth of such Subsidiary Guarantor.

                  SECTION 1402.  Execution and Delivery of Subsidiary Guarantee.

                  To evidence its respective Subsidiary Guarantee set forth in
Section 1401, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached hereto shall be endorsed by an officer of such Subsidiary Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents and attested to by an Officer.

                  Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 1401, shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

                  If an officer or Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

                                    SHOP AT HOME, INC.


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    SAH ACQUISITION CORPORATION II

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    MFP, INC.

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    BROADCAST, CABLE AND SATELLITE
                                    TECHNOLOGIES, INC.

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    URBAN BROADCASTING SYSTEMS, INC.

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:


                                    COLLECTOR'S EDGE OF TENNESSEE, INC.

                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                    PNC BANK, NATIONAL ASSOCIATION
                                      Trustee


                                    By
                                      ------------------------------------------
                                      Name:
                                      Title:

                                                                       Exhibit A
                                 [FACE OF NOTE]

                               SHOP AT HOME, INC.


                           ___% Secured Note Due 2005


                                                      [CUSIP][CINS]_____________

No. _______                                             $_________________


                  SHOP AT HOME, INC., a Tennessee corporation (the "Company", which term includes any successor under this Indenture hereinafter referred to), for value received, promises to pay to ___________, or its registered assigns, the principal sum of _________________________________ ($___________), on
___________ , 2005.

                Interest Rate:               ___%  per annum.
                Interest Payment Dates:      _______ and ________ of each year
                                             commencing ______, 1998.
                Regular Record Dates:        _______ and ________ of each year.

                  Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.



                                    SHOP AT HOME, INC.

                                    By
                                      ------------------------------------------
                                    Name:
                                    Title:

                (Form of Trustee's Certificate of Authentication)

This is one of the ____% Secured Notes due 2005 described in the within-mentioned Indenture.


                                    PNC BANK, NATIONAL ASSOCIATION
                                            as Trustee


                                    By
                                      ------------------------------------------
                                      Authorized Signatory

                             [REVERSE SIDE OF NOTE]

                               SHOP AT HOME, INC.

                           ____% Secured Note due 2005




1.       Principal and Interest.

                  The Company will pay the principal of this Note on ________ __, 2005.

                  The Company promises to pay interest on the principal amount of this Note on each Interest Payment Date, as set forth below, at the rate of ___% per annum.

                  Commencing _______, 1998, interest will be payable semiannually in arrears on _______, and _________ in each year, until the principal thereof is paid or duly provided for, to the person in whose name the
Note is registered at the close of business on the ______ or _________ next preceding such Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                  The Company shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at a rate per annum equal to the rate of interest applicable to the Notes.

2.       Method of Payment.

                  The Company will pay interest (except defaulted interest) on the principal amount of the Notes on each _______ and _______ to the persons who are Holders (as reflected in the Register at the close of business on the _______ and _______, immediately preceding the Interest Payment Date), in each case, even if the Note is cancelled on registration of transfer or registration of exchange after such record date.

                  The principal of (and premium, if any) and interest on the Notes shall be payable, and the Notes shall be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially shall be the office of the Trustee's Drop Agent, The Depositary Trust Company, 55 Water Street, Jeannette Park Entrance, New York, New York 10041) or, at the option of the Company, interest may be paid by check mailed to the address of the Person entitled thereto as such address shall appear on the Register.

3.       Paying Agent and Registrar.

                  Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar upon written notice thereto. The Company, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-registrar.


4.       Indenture; Limitations.

                  The Company issued the Notes under an Indenture dated as of March __, 1998 (the "Indenture"), between the Company, the Subsidiary Guarantors and PNC Bank, National Association, as trustee (the "Trustee"). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control.

                  As provided in the Indenture, the Notes are obligations secured by a pledge to the Trustee pursuant to the Security and Pledge Agreement. Each Holder by accepting a Note shall be bound by and be entitled to the benefits of the Security and Pledge Agreement, as the same may be amended from time to time pursuant to the respective provisions therein and in the Indenture.


5.       Redemption.

                  Optional Redemption. The Notes will not be redeemable at the Company's option prior to ________, 2002. Thereafter, the Notes will be redeemable, at the option of the Company, as a whole or from time to time in part, on not less than 30 nor more than 60 days' prior notice to the Holders at the following Redemption Prices (expressed as percentages of principal amount) together with accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record in the relevant record date to receive interest due on an interest payment date), if redeemed during the 12-month period beginning on __________, of the years indicated below.

                                                                   REDEMPTION
         YEAR                                                        PRICE
         ----                                                      ----------
         2002....................................................         %
         2003....................................................
         2004 and thereafter.....................................      100%

                  Notice of a redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder to be redeemed at such Holder's last address as it appears in the Register. Notes in original denominations larger than $1,000 may be redeemed in part in integral multiples of $1,000. On and after the Redemption Date, interest ceases to accrue on Notes or portions of Notes called for redemption, unless the Company defaults in the payment of the Redemption Price.


6. Repurchase upon a Change in Control, Asset Sales or Repurchase Offer Triggering Event.

                  (a) If a Change of Control occurs at any time, each Holder of Notes shall have the right to require that the Company purchase such Holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price in cash equal to 101% of the aggregate principal amount at maturity of such Notes, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to the offer described in the Indenture (the "Change of Control Offer"); and (b) upon an Asset Sale, the Company may be obligated to make offers to purchase Notes with a portion of the Net Cash Proceeds of such Asset Sale at a purchase price in cash equal to 100% of the principal amount at maturity thereof plus accrued and unpaid interest, if any, to the date of purchase.


7.       Denominations; Transfer; Exchange.

                  The Notes are in registered form without coupons, in denominations of $1,000 and multiples of $1,000 in excess. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except the unredeemed portion of any Note being redeemed in part). Also, it need not register the transfer or exchange of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes to be redeemed is made.


8.       Persons Deemed Owners.

                  A Holder may be treated as the owner of a Note for all purposes.


9.       Unclaimed Money.

                  If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the

Company at its written request. After that, Holders entitled to the money must look to the Company for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.


10.      Discharge Prior to Redemption or Maturity.

                  If the Company irrevocably deposits, or causes to be deposited, with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes (a) to redemption or maturity, the Company will be discharged from the Indenture and the Notes, except in certain circumstances for certain sections thereof, and (b) to the Stated Maturity, the Company will be discharged from certain covenants set forth in the Indenture.


11.      Amendment; Supplement; Waiver.

                  Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency.


12.      Restrictive Covenants.

                  The Indenture contains certain covenants, including, without limitation, covenants with respect to the following matters: (i) Indebtedness;
(ii) Restricted Payments; (iii) issuances and sales of Restricted Subsidiary Capital Stock; (iv) transactions with Affiliates; (v) Liens; (vi) certain Asset Sales; (vii) dividends and other payment restrictions affecting Restricted Subsidiaries; (viii) mergers and certain transfers of assets; (ix) sale of Collateral and loss of Control of the Board of Directors; (x) guarantees of Indebtedness by Restricted Subsidiaries; (xi) agreements for consents; and (xii) Unrestricted Subsidiaries. Within 120 days after the end of each fiscal year, the Company must report to the Trustee on compliance with such limitations.


13.      Successor Persons.

                  When a successor person or other entity assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor person will be released from those obligations.

14.      Remedies for Events of Default.

                  If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount at maturity of the Notes then outstanding may declare all the Notes to be immediately due and payable. If a bankruptcy or insolvency default with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, the Notes automatically become immediately due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding may direct the Trustee in its exercise of any trust or power.


15.      Trustee Dealings with Company.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for, and otherwise deal with, the Company and its Affiliates as if it were not the Trustee.


16.      Authentication.

                  This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.


17.      Defeasance.

                  The Indenture contains provisions for defeasance, at any time, of the Indebtedness represented by this Note or the covenants governing the Indebtedness represented by this Note, upon compliance by the Company with certain conditions set forth in the Indenture.


18.      Governing Law.

                  The Notes shall be governed by, and construed in accordance with, the law of the State of New York, without regard to conflicts of law principles thereof.

19.      Abbreviations.

                  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

                  The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to 3100 West End Avenue, Suite 880, Nashville, Tennessee 37203, Attention: George J. Phillips.

                            [FORM OF TRANSFER NOTICE]


                  FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.


(Please print or typewrite name and address including zip code of assignee)


the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Note on the books of the Company with full power of substitution in the premises.


Date:                               _________________________________

                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within- mentioned instrument in every particular, without alteration or any change whatsoever.


Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you wish to have this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, check the Box: [ ].

                  If you wish to have a portion of this Note purchased by the Company pursuant to Section 1015 or Section 1016 of the Indenture, state the amount (in original principal amount) below:


                             $_____________________.



Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:





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



                          FORM OF NOTATION OF SECURITY
                        RELATING TO SUBSIDIARY GUARANTEE


         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of, premium, if any, and interest on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.


                                    Guarantors:
                                    SAH Acquisition Corporation II, MFP, Inc.,
                                    Broadcast, Cable and Satellite Technologies,
                                    Inc., Urban Broadcasting Systems, Inc.,
                                    Collector's Edge of Tennessee, Inc.


                                    By
                                      ------------------------------------------
                                             Name:
                                             Title:



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